Exhibit 1.1

EXECUTION VERSION

Sunrise Realty Trust, Inc.

Shares of Common Stock

(Par Value $0.01 Per Share)

EQUITY DISTRIBUTION AGREEMENT

Dated: August 13, 2025

i

EXHIBITS

Exhibit A	–	Form of Placement Notice
Exhibit B	–	Authorized Individuals for Placement Notices and Acceptances
Exhibit C	–	Compensation
Exhibit D-1	–	Officers’ Certificate of the Company
Exhibit D-2	–	Officers’ Certificate of the Manager
Exhibit E	–	Permitted Free Writing Prospectus
Exhibit F	–	Form of Corporate Opinion
Exhibit G	–	Form of Tax Opinion

ii

Sunrise Realty Trust, Inc.
(a Maryland corporation)

Shares of Common Stock

(Par Value $0.01 Per Share)

EQUITY DISTRIBUTION AGREEMENT

August 13, 2025

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

Sunrise Realty Trust, Inc., a Maryland corporation (the “Company”), and Sunrise Manager LLC, a Delaware limited liability company (the “Manager”), each confirms its agreement (this “Agreement”) with Raymond James & Associates, Inc. (the “Agent”), as follows:

SECTION 1	DESCRIPTION OF SECURITIES.

Each of the Company and the Manager agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell to or through the Agent, acting as sole designated sales agent and/or principal, shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $50,000,000 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the aggregate offering price of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and the Agent shall have no obligation in connection with such compliance. The offering and sale of the Securities through the Agent will be effected pursuant to the Registration Statement (as defined below) that was filed by the Company under the Securities Act of 1933, as amended (collectively with the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder, the “Securities Act”).

The Company has filed, in accordance with the provisions of the Securities Act, with the Commission a shelf registration statement on Form S-3 (File No. 333-289188) on August 1, 2025, including a base prospectus, covering the registration of the offer and sale of certain securities, including the Securities to be issued from time to time by the Company, which shelf registration statement, including any amendments thereto, was declared effective by the Commission under the Securities Act and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Agent, for use by the Agent, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, such registration statement, on each date and time that such registration statement and any post-effective amendment thereto became or becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) of the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.” The base prospectus included in the Registration Statement, including all documents incorporated therein by reference, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) of the Securities Act, is herein called the “Prospectus.” The Company may file one or more additional registration statements (which shall be the Registration Statement) from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable (which shall be the Prospectus Supplement), with respect to the Securities. Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”); all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by the Agent outside of the United States. All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

As used in this Agreement, the following terms have the respective meanings set forth below:

“Agent” has the meaning set forth in the introductory paragraph of this Agreement.

“Applicable Time” means the time of each sale of any Securities pursuant to this Agreement.

“Commitment Period” means the period commencing on the date of this Agreement and expiring on the date this Agreement is terminated pursuant to Section 14.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuance” means each occasion the Company elects to exercise its right to deliver a Placement Notice that specifies that it relates to an “Issuance” and requires the applicable Agent to use commercially reasonable efforts to sell the Securities as specified in such Placement Notice, subject to the terms and conditions of this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit E hereto, in each case in the form furnished (electronically or otherwise) to the Agent for use in connection with the offering of the Securities.

“Nasdaq” means The Nasdaq Stock Market.

“Rule 158,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.

“Sales Price” means, for each Issuance hereunder, the actual sale execution price of each Security sold by the Agent on Nasdaq hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Selling Period” means the period of Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable)) beginning on the date specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable) or, if such date is not a Trading Day, the next Trading Day following such date.

“Securities” means all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Trading Day” means any day which is a trading day on Nasdaq.

The Agent has been appointed by the Company as its agent to sell the Securities and agrees to use commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq to sell the Securities offered by the Company upon the terms and subject to the conditions contained herein.

SECTION 2	PLACEMENTS.

(a) Upon the terms and subject to the conditions of this Agreement, on any Trading Day as provided in Section 2(c) hereof during the Commitment Period on which the conditions set forth in Section 10 hereof have been satisfied, the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), by delivery of an email notice (or other method mutually agreed to in writing by the parties) to the Agent containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the maximum number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Agent set forth on Exhibit B, as such Exhibit B may be amended in writing by the Company or the Agent with respect to their respective individuals, as applicable, from time to time.

(b) If the Agent wishes to accept such proposed terms included in the Placement Notice (which it may decline to do for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Agent will, prior to 4:30 p.m. (New York City Time) on the business day following the business day on which such Placement Notice is delivered to the Agent, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company set forth on Exhibit B) setting forth the terms that the Agent is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Agent until the Company delivers to the Agent an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Agent’s acceptance of the terms of the Placement Notice or upon receipt by the Agent of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) in accordance with the notice requirements set forth in Section 4 below, the Company or the Agent terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 14 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Agent and either (i) the Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control (unless such Placement Notice is declined, suspended or otherwise terminated in accordance with the terms of this Agreement).

(c) No Placement Notice may be delivered hereunder other than on a Trading Day during the Commitment Period, no Placement Notice may be delivered hereunder if the Selling Period specified therein may overlap in whole or in part with any Selling Period specified in a Placement Notice (as amended by the corresponding Acceptance, if applicable) delivered unless the Securities to be sold under all such previously delivered Placement Notices have all been sold.

(d) Notwithstanding any other provision of this Agreement, any notice required to be delivered by the Company or by the Agent pursuant to this Section 2 may be delivered by telephone (confirmed promptly by facsimile or email addressed to all of the individuals from the Company and the Agent set forth on Exhibit B, which confirmation will be promptly acknowledged by the receiving party) or other method mutually agreed to in writing by the parties. For the avoidance of doubt, notices delivered by telephone shall originate from any of the individuals from the Company or the Agent set forth on Exhibit B.

SECTION 3	SALE OF SECURITIES.

(a) On the basis of the representations and warranties herein contained and subject to the provisions of Sections 2(b) and 7(a), upon the Agent’s acceptance of the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Securities at market prevailing prices up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice (as amended by the corresponding Acceptance, if applicable); provided, however, that the Agent shall have no obligation to offer or sell any Securities, and the Company acknowledges and agrees that the Agent shall not have any such obligation, in the event an offer or sale of the Securities on behalf of the Company may in the judgment of the Agent constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act (“Regulation M”), in connection with the Agent’s initiation of research reports about the Company to ensure compliance with Regulation M and any other applicable legal or regulatory requirement, or the Agent reasonably believes it may be deemed an “underwriter” under the Securities Act in a transaction that is other than by means of ordinary brokers’ transactions between members of Nasdaq that qualify for delivery of a Prospectus to Nasdaq in accordance with Rule 153 under the Securities Act. Unless the exceptive securities provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are satisfied with respect to the Common Stock, the Company shall give the Agent at least one business day’s prior notice of its intent to sell any Securities in order to allow the Agent time to comply with Regulation M. The Agent acting under a Placement Notice will provide written confirmation to the Company (which may be sent by email correspondence to the Company persons identified on Exhibit B), no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Securities hereunder setting forth the number of Securities sold on such day, the compensation payable by the Company to the Agent pursuant to this Section 3(a) with respect to such sales, and the Net Proceeds payable to the Company, with an itemization of deductions made by the Agent (as set forth in Section 7(b)) from the gross proceeds that it receives from such sales. The amount of any commission, discount or other compensation to be paid by the Company to the Agent, when they are acting as agent, in connection with the sale of the Securities shall be determined in accordance with the terms set forth in Exhibit C. The Company agrees that whenever it determines to sell Securities directly to the Agent as principal it will enter into a separate written Terms Agreement (each, a “Terms Agreement”) relating to such sale in accordance with Section 7(g) hereof. References herein to “this Agreement” or to matters contained “herein” or “hereunder,” or words of similar import, mean this Agreement and any applicable Terms Agreement.

(b) The Securities may be offered and sold by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415, including without limitation sales made directly on Nasdaq, on any other existing trading market for the Common Stock or to or through a market maker, or subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), by any other method permitted by law, including but not limited to, privately negotiated transactions, or through a combination of any such methods of sale.

SECTION 4	SUSPENSION OF SALES.

The Company or the Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, as amended from time to time, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend or terminate any sale of Securities, and the applicable Selling Period shall immediately terminate; provided, however, that such suspension or termination of such sale of Securities shall not affect or impair either party’s obligations with respect to any Securities sold hereunder prior to the receipt of such notice. Each party hereto agrees that no such notice under this Section 4 shall be effective against the other party unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended in writing from time to time; provided that the failure by the Agent to deliver such notice shall in no way effect such party’s right to suspend the sale of Securities hereunder.

SECTION 5	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Agent as of the date hereof and as of each Representation Date (as defined below) on which certificates are required to be delivered pursuant to Section 8(o) hereof, as of the Applicable Time and as of each Settlement Date, as follows:

(a) The Company satisfies all of the requirements of the Securities Act for use of Form S-3 for the offering of Securities contemplated hereby and has prepared and filed with the Commission the Registration Statement on Form S-3 (File No. 333-289188). The Registration Statement has been declared effective by the Commission. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated against the Company or, to the knowledge of the Company, threatened by the Commission. No order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission.

(b) At the time of initial filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Common Stock, on the date hereof and on each Representation Date, as of each Applicable Time and as of each Settlement Date, the Company was not, is not and will not be (as the case may be) an “ineligible issuer” (as defined in Rule 405).

(c) The Registration Statement and the Prospectus, when filed and as of their respective dates, complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copies thereof delivered to the Agent for use in connection with the offer and sale of the Securities. The Registration Statement and any post-effective amendment thereto, at the time it became effective and each deemed effective date with respect to the Agent pursuant to Rule 430B(f)(2) under the Securities Act and at each Settlement Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Agent specifically for inclusion therein.

(d) Any documents incorporated by reference into the Registration Statement and the Prospectus pursuant to Item 12 of Form S-3 (the “Incorporated Documents”) heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such further Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(e) The Prospectus does not and will not, as of its date and on each Representation Date, as of each Applicable Time and as of each Settlement Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Agent specifically for inclusion therein.

(f) Each Issuer Free Writing Prospectus (including, without limitation, any “road show” (as defined in Rule 433) that is a free writing prospectus under Rule 433) does not conflict with the information contained in the Registration Statement or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Prospectus, as of each Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act on the date of first use, and the Company has complied with all of its prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act. The Company has not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Agent. The Company has retained in accordance with the Securities Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act.

(h) The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering or sale of the Securities other than the Registration Statement and the Prospectus and any Issuer Free Writing Prospectus to which the Agent has consented, which consent will not be unreasonably withheld or delayed, or that is required by applicable law or the listing maintenance requirements of Nasdaq.

(i) From the time of the filing of the Registration Statement with the Commission through the date of this Agreement, the Company has been and is an “emerging growth company” as defined in Section 2(a) of the Securities Act.

(j) Each of the Company and its subsidiaries is (i) duly incorporated or organized and validly existing as a corporation, limited liability company, limited partnership or other organization and in good standing under the laws of the jurisdiction of its incorporation or organization with full corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto) and (ii) duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not had or is reasonably expected to not have a material adverse effect on the condition (financial or other), business, properties, results of operations or business prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(k) The issued shares of capital stock or other ownership interest of each of the subsidiaries of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned, directly or indirectly through one or more of the other subsidiaries, by the Company, free and clear of any transfer restrictions, security interests, liens, mortgage, pledge, charges, claims, encumbrances or defect in title of any nature (each, an “Encumbrance”). The Company does not have any subsidiaries and does not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization, except as set forth in Exhibit 21.1 to the Company’s most recent Annual Report on Form 10-K.

(l) The authorized capitalization of the Company is as set forth in the Registration Statement and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement). The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or similar rights of any securityholder of the Company. Except as described in the Registration Statement and the Prospectus, there are no outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for any shares of capital stock of the Company. The Securities to be issued and sold by the Company pursuant to this Agreement have been duly authorized and, when issued and delivered against full payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and will not be issued in violation of the preemptive or similar rights of any securityholder of the Company.

(m) Except as disclosed in the Registration Statement and the Prospectus, the Company has no outstanding stock options or other equity-based awards of or to purchase shares of Common Stock pursuant to an equity-based compensation plan or otherwise.

(n) This Agreement has been duly authorized, executed and delivered by the Company.

(o) This Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity, and except to the extent that any indemnification and contribution provisions hereof may be limited by federal or state securities laws or public policy considerations in respect thereof.

(p) The Management Agreement, dated as of February 22, 2024 (as may be amended, the “Management Agreement”), is, and will be as of each Representation Date, (i) duly and validly authorized, executed and delivered by the Company, (ii) a valid and binding agreement of the Company, (iii) and enforceable against the Company in accordance with its terms.

(q) There are no legal, governmental or regulatory proceedings pending or, to the best knowledge of the Company, threatened, against the Company or its subsidiaries or to which the Company or its subsidiaries or any of their respective properties are subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) that are not so described as required. Except as described in the Registration Statement and the Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Company, threatened, against or involving the Company or its subsidiaries, which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor to the knowledge of the Company, is there any basis for any such action, suit, inquiry, proceeding or investigation. There are no Existing Instruments (as defined below) to which the Company or any of its subsidiaries is a party or by which any of their respective properties may be bound, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not fairly summarized or so described in all material respects, filed or incorporated by reference in the Registration Statement or the Prospectus as required by the Securities Act. Except as would not reasonably be expected to have a Material Adverse Effect, all such Existing Instruments have been duly and validly authorized, executed and delivered by the Company or the applicable subsidiary, constitute valid and binding agreements of the Company or the applicable subsidiary and are enforceable against the Company or the applicable subsidiary in accordance with the terms thereof, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws. None of the Company or the applicable subsidiary has received notice or been made aware that any other party is in breach of or default to the Company or the applicable subsidiary under any of such Existing Instruments.

(r) None of the Company or any of its subsidiaries is (i) in violation of (A) its charter, articles of incorporation, bylaws, limited liability company agreement, certificate of limited partnership, partnership agreement or other organizational documents, (B) any federal, state, local or foreign law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries, the violation of which would reasonably be expected to have a Material Adverse Effect or (C) any decree of any federal, state, local or foreign court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, the violation of which would reasonably be expected to have a Material Adverse Effect; or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, indenture, lease or other instrument (each of (A) and (B), an “Existing Instrument”) to which the Company or any of its subsidiaries is a party or by which any of its properties may be bound which violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the Company or any of its subsidiaries as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default.

(s) The Company and its subsidiaries are, and at all times prior hereto were, (i) in compliance with any and all applicable Environmental Laws (as defined hereinafter), (ii) have received and maintain all Permits required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such Permit, except where such noncompliance with Environmental Laws, failure to receive or maintain required Permit or failure to comply with the terms and conditions of such Permit would not, individually or in the aggregate, have a Material Adverse Effect. There are no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws. None of the Company or any of its subsidiaries has been named as a “potentially responsible party” under the U.S. Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended. None of the Company or any of its subsidiaries owns, leases or occupies any property that appears on any list of hazardous sites compiled by any state or local governmental agency. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Permit, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, result in a Material Adverse Effect, and none of the Company and its subsidiaries do anticipate such costs or liabilities. As used herein, “Environmental Laws” means any and all federal, state, local and foreign laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including, without limitation, any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health and safety, the environment, or natural resources, or to the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants.

(t) To the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third-party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”), except in each case, as would not reasonably be expected to have a Material Adverse Effect, and (B) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; (ii) the Company and its subsidiaries have implemented commercially reasonable controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data as is customary for the Company’s business or as required by applicable regulatory standards; and (iii) the IT Systems are adequate for, and operate and perform in all material respects as required in connection with the operation of the businesses of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants.

(u) Neither the issuance and sale of the Securities by the Company nor the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (including the application of the proceeds from the sale of the Securities as described in the Registration Statement and the Prospectus) (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official, except such as have been already obtained or may be required under the Securities Act, the Exchange Act, the rules of Nasdaq, state securities or Blue Sky laws and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the organizational documents of the Company or any of its subsidiaries, (iii) constitutes or will constitute a breach of, or a default under, any Existing Instrument to which the Company or any of its subsidiaries is a party or by which any of their properties may be bound, (iv) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its subsidiaries or any of their properties, or (v) results in a breach of, or default or Debt Repayment Triggering Event (as defined below) under, or results in the creation or imposition of any lien, charge or Encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except, (A) with respect to the sale of any Securities offered hereunder, such approvals as have been obtained, or will have been obtained before the first Settlement Date under the Securities Act and the Exchange Act, (B) such approvals as may be required in connection with the approval of the listing of the Securities on Nasdaq, (C) such consents, approvals, authorizations, orders, registrations or qualifications, if any, as may be required by FINRA and (D) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Agent and, with respect to clauses (ii), (iii), (iv) and (v), such conflicts, breaches, defaults, violations, liens, charges or Encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(v) CohnReznick LLP, the certified public accountants who have certified the financial statements (including the related notes thereto and supporting schedules) incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto), are “independent public accountants” (within the meaning of the rules and regulations of the Commission and the Public Company Accounting Oversight Board) with respect to the Company and its subsidiaries and as required by the Securities Act.

(w) The consolidated financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects (i) the financial position of the Company and its consolidated subsidiaries at the dates therein indicated and (ii) the consolidated results of operations, stockholders’ equity and changes in cash flows of the Company and its consolidated subsidiaries for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments). Except as included in the Registration Statement and the Prospectus, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus under the Securities Act. All disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, in each case to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(x) Except as disclosed in the Registration Statement and the Prospectus, since the date of the most recent audited financial statements included in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) none of the Company or any of its subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any material transaction that is not in the ordinary course of business; (ii) none of the Company or any of its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) none of the Company or any of its subsidiaries is in default under the terms of any class of capital stock or other equity interests or any outstanding debt obligations, (iv) there has not been any material change in the indebtedness of the Company or its subsidiaries (other than in the ordinary course of business) and (v) there has not been any change, or any development or event involving a prospective change that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act. The Securities have been, or prior to the first Settlement Date will be, approved for listing on Nasdaq. The Company has taken no action designed to, or which is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Securities from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing.

(z) All offers and sales of the Company’s capital stock and other debt or other securities prior to the date hereof were made in compliance with or were the subject of an available exemption from the Securities Act and all other applicable state and federal laws or regulations, or any actions under the Securities Act or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation.

(aa) Other than excepted activity pursuant to Regulation M, the Company has not taken, and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Securities Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or for any other purpose.

(bb) The Company and each of its subsidiaries (A) have paid all federal and material state, local and foreign taxes (whether imposed directly, through withholding or otherwise and including any interest, additions to tax or penalties applicable thereto) required to be paid through the date hereof, other than those being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the applicable entity, (B) have timely filed all federal and other material tax returns required to be filed through the date hereof, and all such tax returns are true, correct and complete in all material respects, and (C) have established adequate reserves for all taxes that have accrued but are not yet due and payable. The charges, accruals and reserves on the books of the Company and each of its subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect. No tax deficiency has been asserted against the Company or its subsidiaries, nor does the Company know of any tax deficiency that could reasonably be asserted and, if determined adversely to any such entity, could have a Material Adverse Effect.

(cc) Except as set forth in the Registration Statement and the Prospectus, (i) there are no transactions between the Company or any of its subsidiaries, on the one hand, and any of their respective “affiliates” (as defined in Rule 405)(the “Affiliates”), officer, director or securityholder, on the other hand, that are required by the Securities Act to be disclosed in the Registration Statement and the Prospectus and (ii) no relationship, direct or indirect, exists between the Company or any of its subsidiaries, on the one hand, and their respective Affiliates, directors, officers, securityholders, customers or suppliers, on the other hand, that is required by the securities Act to be disclosed in the Registration Statement and the Prospectus that is not so disclosed.

(dd) The Company is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described under the caption “Use of Proceeds” in the Prospectus, will not be, required to register as an “investment company” within the meaning of the Investment Company Act.

(ee) Each of the Company and its subsidiaries has good and valid title to all property (real and personal) described in the Registration Statement and the Prospectus as being owned by it, free and clear of any Encumbrances, except (i) such as are described in the Registration Statement and the Prospectus or (ii) such as are not materially burdensome and do not have or will not result in a Material Adverse Effect to the use of the property or the conduct of the business of the Company. All property (real and personal) held under lease by the Company and its subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not have or result in a Material Adverse Effect to the use of the property or the conduct of the business of the Company.

(ff) Except as disclosed in the Registration Statement and the Prospectus, the mortgages and deeds of trust encumbering the properties owned, leased and operated by the Company or any of its subsidiaries are not convertible nor will the Company or any of its subsidiaries hold a participating interest therein and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company.

(gg) Each of the Company and its subsidiaries has any permit, license, franchise, approval, consent, authorization or order of, or registration or filing with, any relevant federal, state, local or foreign court or governmental, regulatory or administrative authority, agency or body (each, a “Permit”), and have made all declarations, amendments, supplements and filings with the relevant federal, state, local or foreign governmental, regulatory or administrative authority, agency or body, as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement and the Prospectus, subject to such qualifications as may be set forth in the Prospectus, except where the failure to have obtained any such Permit has not had and will not have a Material Adverse Effect; each of the Company and its subsidiaries has operated and is operating its business in material compliance with and not in material violation of all of its obligations with respect to each such Permit; all such Permits are valid and in full force and effect and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such Permit or result in any other material impairment of the rights of any such Permit, subject in each case to such qualification as may be set forth in the Registration Statement and the Prospectus; and, except as described in the Registration Statement and the Prospectus, such Permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

(hh) The Company has taken all necessary actions to ensure that, within the time period required under applicable law, the Company and its subsidiaries will maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s independent auditors have been advised of (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize, and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since the date of the most recent evaluation of such controls and procedures, except as described in the Registration Statement and the Prospectus, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(ii) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is threatened or imminent, which would reasonably be expected to result in a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any of its subsidiaries plans to terminate employment with the Company or any of its subsidiaries. None of the Company or any of its subsidiaries has engaged in any unfair labor practice, and except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or to the knowledge of the Company, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of its subsidiaries and (ii) to the knowledge of the Company, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of its subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of U.S. Employee Retirement Income Security Act of 1974, as amended (together with the rules and regulations promulgated thereunder, “ERISA”) concerning the employees of the Company or any of its subsidiaries.

(jj) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith that are in effect and with which the Company is required to comply.

(kk) None of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended (together with the rules and regulations of the Commission thereunder, the “Foreign Corrupt Practices Act”) or any applicable non-U.S. anti-bribery or anti-corruption statute or regulation, including, without limitation, (i) using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) making any direct or indirect unlawful payment to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act), or any foreign or domestic political party, or any candidate, official or employee thereof; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; the Company, its subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance, in all material respects with the Foreign Corrupt Practices Act.

(ll) None of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries, is an individual or entity (each, an “OFAC Company”), or is owned or controlled by an OFAC Company, that is currently the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered by His Majesty’s Treasury), or other relevant sanctions authority (collectively, the “OFAC Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of OFAC Sanctions, including, without limitation, the Crimea region of Ukraine, the non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran, North Korea, Sudan and Syria (each, an “OFAC Country”); and the Company will not, directly or indirectly, use the proceeds of the offering and sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other OFAC Company (i) to fund or facilitate any activities of or business with any OFAC Company that, at the time of such funding or facilitation, is the subject or the target of OFAC Sanctions, (ii) to fund or facilitate any activities or business in any OFAC Country or (iii) in any other manner that will result in a violation by any OFAC Company (including any OFAC Company participating in the transaction, whether as underwriter, advisor, investor or otherwise) of OFAC Sanctions. None of the Company or its subsidiaries have knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any OFAC Company that at the time of the dealing or transaction is or was the subject or the target of OFAC Sanctions or with any OFAC Country.

(mm) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of (a) the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, (b) the U.S. Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, (c) the applicable money laundering statutes of all jurisdictions, (d) the rules and regulations under items (a), (b) and (c) and (e) any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (together, the “AML Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to any AML Law is pending or, to the knowledge of the Company, threatened.

(nn) The Company, prior to the date hereof, has not made any offer or sale of securities, which could be “integrated” for purposes of the Securities Act with the offer and sale of the Securities pursuant to the Registration Statement and the Prospectus.

(oo) Except as otherwise disclosed in the Registration Statement and the Prospectus, there are no pending or, to the knowledge of the Company or its subsidiaries, threatened costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for investigation, clean up, closure of the properties owned, leased or operated by the Company or any of its subsidiaries, or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(pp) The Company and each of its subsidiaries maintain insurance (issued by insurers of recognized financial responsibility to the knowledge of the Company) of the types and in the amounts generally deemed adequate by the Company for the conduct of the business in which it is engaged, all of which insurance is in full force and effect in all material respects; and the Company and its subsidiaries are in compliance with the terms of such policies in all material respects. None of the Company or any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(qq) Each of the Company and its subsidiaries owns and has full right, title and interest in and to, or has valid licenses to use, each Intellectual Property Right under which the Company and its subsidiaries conduct all or any material part of its business, and none of the Company or its subsidiaries has created any Encumbrance on, or granted any right or license with respect to, any such Intellectual Property Right except where the failure to own or obtain a license or right to use any such Intellectual Property Right has not and will not have a Material Adverse Effect; there is no claim pending against the Company or its subsidiaries with respect to any Intellectual Property Right and the Company and its subsidiaries have not received notice or otherwise become aware that any Intellectual Property Right that it uses or has used in the conduct of its business infringes upon, misappropriate, or conflicts with the rights of any third party. None of the Company or any of its subsidiaries has become aware that any Intellectual Property Right that it uses or has used in the conduct of its business (i) infringes upon, misappropriates or conflicts with the rights of, any third party or (ii) is infringed upon, misappropriated or violated by, any third party. For the purpose of this Section 5(qq), “Intellectual Property Right” means any (a) trade name, trademark, service mark and registration thereof, (b) patent and applications thereof, (c) copyright and copyrightable works, (d) domain name and other source indicator, (e) trade secret, technology, know-how, proprietary or confidential information and (f) other intellectual property and related proprietary rights, interests and protection.

(rr) Each “employee benefit plan” (as defined under Section 3(3) ERISA) established or maintained by the Company, its subsidiaries or their ERISA Affiliates existing on the date hereof (each, an “Employee Plan”) is, and has been maintained and administered, in compliance in all material respects with ERISA, the Code and all other applicable state and federal laws and regulations. No “reportable event” (as defined in Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any Employee Plans. No failure to satisfy the minimum funding standard (within the meaning of Section 302 of ERISA or Section 412 and 430 of the Code), whether or not waived, has occurred or is reasonably expected to occur. No Employee Plan, if such Employee Plan was terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA). None of the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any Employee Plans (including any “multiemployer plan”, as defined in ERISA) or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Employee Plan excluding transactions to which a statutory or administrative prohibited transaction exemption applies. For the purpose of this Agreement, “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member.

(ss) The Company and its subsidiaries have good and marketable title to all personal property owned by them, in each case free and clear of all liens, Encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such personal property by the Company and its subsidiaries or (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(tt) Except as described in the Registration Statement and the Prospectus, none of the Company or any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(uu) Other than as disclosed in the Registration Statement and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(vv) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus are not based on or derived from sources that are reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(ww) Commencing with its taxable year ended December 31, 2024, the Company has been organized and operated in a manner that has enabled it to meet the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its actual method of operation through the date hereof, will enable it to meet, and its proposed method of operation as described in the Registration Statement will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2025 and for its subsequent taxable years. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and method of operation set forth in the Registration Statement and the Prospectus are true, complete and correct in all material respects. The Company intends to continue to qualify as a REIT for all subsequent years, and the Company does not know of any event that could reasonably be expected to cause the Company to fail to qualify as a REIT at any time.

(xx) Except as disclosed in the Registration Statement and the Prospectus, the Company is not a party to or otherwise bound by any instrument or agreement that limits or prohibits (whether with or without the giving of notice or the passage of time or both), directly or indirectly, the Company from paying any dividends or making other distributions on its capital stock.

(yy) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(zz) All offers and sales of the Company’s capital stock and other debt or other securities prior to the date hereof were made in compliance with or were the subject of an available exemption from the Securities Act and all other applicable state and federal laws or regulations, or any actions under the Securities Act or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation.

(aaa) No “forward-looking statement” (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(bbb) Except as described in the Registration Statement and the Prospectus, the Company does not (i) have any material lending or other relationship with any Agent or any affiliate of the Agent or (ii) intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any Agent or any affiliate of the Agent.

(ccc) The statements included in the Registration Statement and the Prospectus under the headings “Description of Capital Stock,” “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” “Material U.S. Federal Income Tax Considerations,” and “Plan of Distribution,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(ddd) No securities issued by the Company or any of its subsidiaries are rated by a “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) of the Exchange Act.

Any certificate signed by any officer or any authorized representative of the Company and delivered to the Agent or to counsel for the Agent pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby as of the date or dates indicated on such certificate.

SECTION 6	Representations and warranties of the manager.

The Manager represents and warrants to the Agent as of the date hereof and as of each Representation Date on which certificates are required to be delivered pursuant to Section 8(o) hereof, as of each Applicable Time and as of each Settlement Date, as follows:

(a) The Manager is (i) has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware with full corporate or organizational power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto) and (ii) duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not had or is reasonably expected to not have a material adverse effect on the condition (financial or other), business, properties, net worth, results of operations, or prospects of the Company and its subsidiaries, taken as a whole (a “Manager Material Adverse Effect”).

(b) This Agreement has been duly authorized, executed and delivered by the Manager.

(c) This Agreement constitutes a valid and binding agreement of the Manager, enforceable against the Manager in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity, and except to the extent that any indemnification and contribution provisions hereof may be limited by federal or state securities laws or public policy considerations in respect thereof.

(d) The Manager is not (A) in violation of its limited liability company agreement or (B) except as would not, individually or in the aggregate, reasonably be expected to result in a Manager Material Adverse Effect, in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound. The execution and delivery of this Agreement by the Manager and the fulfillment of the terms hereof do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default or Manager Repayment Event (as defined below) under, (i) any indenture, mortgage, deed of trust or other agreement or instrument to which the Manager is a party or by which the Manager or any of its properties is bound, (ii) its limited liability company agreement or (iii) any law, order, rule or regulation, judgment, order, writ or decree applicable to the Manager of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Manager or any of its properties, except in the case of clauses (i) and (iii), for such defaults that would not, individually or in the aggregate, reasonably be expected to result in a Manager Material Adverse Effect. As used herein, a “Manager Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Manager prior to its stated maturity.

(e) There are no legal, governmental or regulatory proceedings pending or, to the best knowledge of the Manager, threatened, against the Manager or to which the Manager or any of its respective properties are subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) that are not so described as required. Except as described in the Registration Statement and the Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Manager, threatened, against or involving the Manager, which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Manager Material Adverse Effect, nor to the knowledge of the Manager, is there any basis for any such action, suit, inquiry, proceeding or investigation. There are no Existing Instruments to which the Manager is a party or by which any of its respective properties may be bound, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) that are not fairly summarized or so described in all material respects, filed or incorporated by reference in the Registration Statement or the Prospectus as required by the Securities Act. Except as would not reasonably be expected to have a Manager Material Adverse Effect, all such Existing Instruments have been duly and validly authorized, executed and delivered by the Manager, constitute valid and binding agreements of the Manager and are enforceable against the Manager in accordance with the terms thereof, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws. The Manager has not received notice or been made aware that any other party is in breach of or default to the Manager under any of such Existing Instruments.

(f) The information regarding the Manager and its affiliates (other than the Company and its subsidiaries) in the Registration Statement and the Prospectus is true and correct in all material respects. As of the date of this Agreement, the Manager has no plan or intention to materially alter its investment allocation policy with respect to the Company as described in the Registration Statement and the Prospectus.

(g) Except as set forth in the Registration Statement and the Prospectus, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no material adverse change (i) in or affecting the business, properties, financial condition, results of operations, or cash flows of the Manager, whether or not arising in the ordinary course of business, or (ii) in the ability of the Manager to perform its obligations under the Management Agreement.

(h) Other than excepted activity pursuant to Regulation M, the Manager has not taken, and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Securities Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or for any other purpose.

(i) The Management Agreement is, and will be as of each Representation Date, (a) duly and validly authorized, executed and delivered by the Manager, (b) a valid and binding agreement of the Manager, (c) and enforceable against the Manager in accordance with its terms.

(j) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the authorization, execution, delivery or performance by the Manager of this Agreement and the Management Agreement, except where the failure to obtain any such consent, approval, authorization, license or order of, or filing or registration of or with, any governmental entity or agency would not reasonably be expected to have, singly or in the aggregate, a Manager Material Adverse Effect, or which would not reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Manager of its obligations under this Agreement, and except that no representation is made as to such as may be required under state or foreign securities laws.

(k) The Manager has any Permit as is necessary to own its properties and to conduct its business in the manner described in the Registration Statement and the Prospectus, subject to such qualifications as may be set forth in the Prospectus, except where the failure to have obtained any such Permit has not had and will not have a Manager Material Adverse Effect; the Manager has operated and is operating its business in material compliance with and not in material violation of all of its obligations with respect to each such Permit; all such Permits are valid and in full force and effect and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such Permit or result in any other material impairment of the rights of any such Permit, subject in each case to such qualification as may be set forth in the Registration Statement and the Prospectus; and, except as described in the Registration Statement and the Prospectus, such Permits contain no restrictions that are materially burdensome to the Manager.

(l) The Manager is duly registered as an investment adviser with the Commission. The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing its obligations under the Management Agreement as described in the Registration Statement and the Prospectus. The Manager is not prohibited by the Investment Company Act or the rules and regulations thereunder, from performing its obligations under the Management Agreement as described in the Registration Statement and the Prospectus.

(m) Neither the Manager or, to the knowledge of the Manager, any director, officer, agent, employee or Affiliate of the Manager is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act or any applicable non-U.S. anti-bribery or anti-corruption statute or regulation, including, without limitation, (i) using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) making any direct or indirect unlawful payment to any “foreign official” (as such term is defined in the Foreign Corrupt Practices Act), or any foreign or domestic political party, or any candidate, official or employee thereof; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; the Manager and, to the knowledge of the Manager, its Affiliates have conducted their businesses in compliance, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance, in all material respects with the Foreign Corrupt Practices Act.

(n) The operations of the Manager are and have been conducted at all times in compliance in all material respects with applicable AML Laws; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Manager with respect to any AML Law is pending or, to the knowledge of the Manager, threatened.

(o) Neither the Manager or, to the knowledge of the Manager, any director, officer, agent, employee or Affiliate of the Manager, is an OFAC Company, or is owned or controlled by an OFAC Company, that is currently the subject or target of any OFAC Sanctions, nor is the Manager located, organized or resident in an OFAC Country; and the Manager will not, directly or indirectly, use the proceeds of the offering and sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other OFAC Company (i) to fund or facilitate any activities of or business with any OFAC Company that, at the time of such funding or facilitation, is the subject or the target of OFAC Sanctions, (ii) to fund or facilitate any activities or business in any OFAC Country or (iii) in any other manner that will result in a violation by any OFAC Company (including any OFAC Company participating in the transaction, whether as underwriter, advisor, investor or otherwise) of OFAC Sanctions. The Manager has not knowingly engaged in and is not now knowingly engaged in any dealings or transactions with any OFAC Company that at the time of the dealing or transaction is or was the subject or the target of OFAC Sanctions or with any OFAC Country.

(p) No labor problem or dispute with the employees of the Manager exists, or, to the knowledge of the Manager, is threatened or imminent, which would reasonably be expected to result in a Manager Material Adverse Effect. The Manager is not aware that any key employee or significant group of employees of the Manager plans to terminate employment with the Manager. The Manager has not engaged in any unfair labor practice, and except for matters which would not, individually or in the aggregate, result in a Manager Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the knowledge of the Manager, threatened against the Manager before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or to the knowledge of the Manager, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Manager, threatened against the Manager and (C) no union representation dispute currently existing concerning the employees of the Manager and (ii) to the knowledge of the Manager, (A) no union organizing activities are currently taking place concerning the employees of the Manager and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of ERISA concerning the employees of the Manager.

(q) The Manager has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering or sale of the Securities other than the Registration Statement and the Prospectus and any Issuer Free Writing Prospectus to which the Agent has consented, which consent will not be unreasonably withheld or delayed, or that is required by applicable law or the listing maintenance requirements of Nasdaq.

Any certificate signed by any officer or any authorized representative of the Manager and delivered to the Agent or to counsel for the Agent pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Manager to the Agent as to the matters covered thereby as of the date or dates indicated on such certificate.

SECTION 7	SALE AND DELIVERY; SETTLEMENT.

(a) Sale of Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Agent’s acceptance of the terms of a Placement Notice or upon receipt by the Agent of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Securities at market prevailing prices up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Securities, (ii) the Agent will incur no liability or obligation to the Company or any other person or entity if the Agent does not sell Securities for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Securities as required under this Section 7 and (iii) the Agent shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agent in the applicable Terms Agreement.

(b) Settlement of Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Securities will occur on the first (1st) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Securities sold will be equal to the aggregate sales price received by the Agent at which such Securities were sold, after deduction for (i) the Agent’s commission, discount or other compensation for such sale payable by the Company pursuant to Section 3 hereof, (ii) any other amounts due and payable by the Company to the Agent hereunder pursuant to Section 9(a) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Net Proceeds”).

(c) Delivery of Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting the Agent’s or its designee’s account (provided the Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 11(a) and Section 12 hereto, it will (i) hold the Agent harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Agent any commission, discount, or other compensation to which they would otherwise have been entitled absent such default.

(d) Denominations; Registration. The Securities shall be in such denominations and registered in such names as the Agent may request in writing at least one full business day before the Settlement Date. The Company shall deliver the Securities, if any, through the facilities of The Depository Trust Company as described in the preceding paragraphs unless the Agent shall otherwise instruct.

(e) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Securities under this Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, and (C) the amount or number of shares of Common Stock authorized by the Company’s board of directors from time to time to be issued and sold under this Agreement (if different than the Maximum amount, the Company will notify the Agent in writing of the number of shares of Common Stock so authorized). Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, duly authorized committee thereof or a duly authorized executive committee, and notified to the Agent in writing. Further, under no circumstances shall the aggregate offering price of Securities sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed the Maximum Amount. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Agreement, on the number or amount of Placement Securities issued and sold under this Agreement shall be the sole responsibility of the Company and that the Agent has no obligation in connection with such compliance.

(f) Limitation on the Agent. The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Securities shall only be effected by or through only one Agent on any single given day, and the Company shall in no event request more than one Agent sell Securities on the same day; provided, however, that (a) the foregoing limitation shall not apply to (i) the exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (ii) sales solely to employees or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, (b) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement and (c) such limitation shall not apply if, prior to any such request to sell Securities, all Securities the Company has previously requested the Agent to sell have been sold.

(g) No Obligation to Purchase Securities as Principal. No Agent shall not have any obligation to purchase Securities as principal, whether from the Company or otherwise, unless the Company and the Agent agree as set forth in a Terms Agreement. An Agent’s commitment to purchase Securities from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company and performance by the Company of its covenants and other obligations herein contained, and shall be subject to the applicable terms and conditions herein set forth. With respect to a Terms Agreement, Agent shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants’ letter pursuant to Sections 8(o), (p), (q), (r), and (s), respectively, hereof in respect of such Terms Agreement. In the event of a conflict between the terms of this Agreement and a Terms Agreement, the terms of such Terms Agreement shall control. For the avoidance of doubt, nothing contained in this Section 7(g) shall limit or modify the Agent’s obligations under Section 7(a).

(h) Notwithstanding any other provision of this Agreement, the Company shall not issue a Placement Notice or otherwise offer, sell or deliver, or request the offer or sale of, any Securities pursuant to this Agreement and, by notice to the Agent given by telephone (confirmed promptly by facsimile transmission or email), shall cancel any instructions for the offer or sale of any Securities, and the Agent shall not be obligated to offer or sell any Securities, (i) during any period in which the Company is, or reasonably could be deemed to be, in possession of material non-public information, (ii) at any time during the period commencing on the 10th business day prior to the date (each, an “Announcement Date”) on which the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”), (iii) except as provided in Section 7(i) below, at any time from and including an Announcement Date through and including the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement; provided that, unless otherwise agreed between the Company and the Agent for purposes of (i) and (ii) above, such period shall be deemed to end at the relevant Filing Time.

(i) If the Company wishes to offer, sell or deliver Securities at any time during the period from and including an Announcement Date through and including time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Agent (with a copy to its counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agent, (ii) provide the Agent with the officers’ certificate, opinions/letters of counsel and accountants’ letter called for by Sections 8(o), (p), (q), (r), and (s) hereof; respectively, (iii) afford the Agent the opportunity to conduct a due diligence review in accordance with Section 8(m) hereof and (iv) file such Earnings 8-K with the Commission. The provisions of clause (ii) of Section 7(h) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinions/letters of counsel and accountants’ letter pursuant to this Section 7(i) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel and accountants’ letters as provided in Section 8 hereof and (B) other than as set forth in this Section 7(i), this Section 7(i) shall in no way affect or limit the operation of the provisions of clauses (i) and (iii) of Section 7(i), which shall have independent application.

SECTION 8	COVENANTS OF THE COMPANY.

The Company covenants with the Agent as follows:

(a) Registration Statement Amendments. After the date of this Agreement and during any Selling Period or period in which a Prospectus relating to any Securities is required to be delivered by the Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), (i) the Company will promptly notify the Agent of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference therein, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the reasonable opinion of the Agent may be necessary or advisable in connection with the distribution of the Securities by the Agent (provided, however, that the failure of the Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference into the Registration Statement, relating to the Securities or a security convertible into the Securities unless a copy thereof has been submitted to the Agent within a reasonable period of time before the filing and the Agent has not reasonably objected thereto (provided, however, that the failure of the Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement); and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference into the Registration Statement, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b)(without reliance on Rule 424(b)(8)).

(b) Notice of Commission Stop Orders. The Company will advise the Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will use its commercially reasonable efforts to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c) Delivery of Registration Statement and Prospectus. The Company will furnish to the Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any Selling Period or period in which a Prospectus relating to the Securities is required to be delivered under the Securities Act, in such quantities and at such locations as the Agent may from time to time reasonably request; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agent to the extent such document is available on EDGAR. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Continued Compliance with Securities Laws. If at any time during any Selling Period or period when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agent or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or (iii) amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Agent to suspend the offering of Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Agent such number of copies of such amendment or supplement as the Agent may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, prevailing at that subsequent time, not misleading, the Company will promptly notify the Agent to suspend the offering of Securities during such period and the Company will, subject to Section 8(a) hereof, promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with the Agent, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agent may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement), and to promptly advise the Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for offer or sale in any jurisdiction, or the exemption therefrom, or the initiation or threatening of any proceeding for such purpose; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement).

(f) Rule 158. The Company will make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agent the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act and Rule 158.

(g) Use of Proceeds. The Company will use the Net Proceeds received by them from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h) Listing. During any Selling Period or any period in which the Prospectus relating to the Securities is required to be delivered by the Agent under the Securities Act with respect to a pending sale of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Company will use its commercially reasonable efforts to cause the Securities to be listed on Nasdaq.

(i) Filings with Nasdaq. The Company will timely file with Nasdaq all material documents and notices required by Nasdaq of companies that have or will issue securities that are traded on Nasdaq.

(j) Reporting Requirements. The Company, during any Selling Period or period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k) Notice of Other Sales. During any Selling Period, the Company shall provide the Agent written notice as promptly as reasonably possible (and, in any event, at least two (2) business days) or, in the event that the average daily trading volume (as defined under Regulation M) of the Common Stock falls below $100,000, five business days’ written notice before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any shares of Common Stock (other than Securities offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire shares of Common Stock; provided, that such notice shall not be required in connection with (i) the issuance, grant or sale of Common Stock, options to purchase shares of Common Stock or shares of Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, (ii) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets, or (iii) the issuance or sale of shares of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time, provided the implementation of such dividend reinvestment plan is disclosed to the Agent in advance.

(l) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Securities, advise the Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Agent pursuant to this Agreement.

(m) Due Diligence Cooperation. At each Representation Date, and at such other times as may be reasonably requested by the Agent in connection with an offering of Securities, the Company will cooperate with any reasonable due diligence review conducted by the Agent or its representatives or agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.

(n) Disclosure of Sales. The Company will disclose in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K in respect of any quarter in which sales of Securities were made under this Agreement, and/or, at the Company’s option, in a Current Report on Form 8-K, the number of Securities sold under this Agreement, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such sales.

(o) Representation Dates; Certificates. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to any Agent as principal on a Settlement Date, unless waived by the Agent or during a suspension:

(1) each time the Company:

(i) files the Prospectus relating to the Securities or amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Securities) the Registration Statement or the Prospectus relating to the Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Securities;

(ii) files an Annual Report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K);

(iii) files a Quarterly Report on Form 10-Q under the Exchange Act; or

(iv) files a Current Report on Form 8-K containing amended financial information (other than an Earnings Announcement, to “furnish” information pursuant to Item 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act; and

(2) at any other time reasonably requested by the Agent (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 8(o) shall be a “Representation Date”), each of the Company and the Manager shall furnish the Agent with a certificate, in the form attached as Exhibits D-1 and D-2, respectively, hereto, as promptly as possible and in no event later than three (3) Trading Days after any Representation Date. The requirement to provide certificates under this Section 8(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Securities following a Representation Date when the Company relied on such waiver and did not provide the Agent with certificates under this Section 8(o), then before the Company delivers the Placement Notice or the Agent sell any Securities, each of the Company and the Manager shall provide the Agent with certificates, in the form attached as Exhibits D-1 and D-2, respectively, hereto, dated the date of the Placement Notice.

(p) Opinion of Counsel for Company. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to the Agent as principal on a Settlement Date, and as promptly as possible and in no event later than three (3) Trading Days after each Representation Date with respect to which each of the Company and the Manager is obligated to deliver a certificate in the form attached as Exhibits D-1 and D-2, respectively, hereto for which no waiver is applicable, the Company shall cause to be furnished to the Agent a written opinion and a 10b-5 statement of Hunton Andrews Kurth LLP, counsel for the Company, in form and substance satisfactory to the Agent and its counsel, substantially similar to the form attached hereto as Exhibit F, dated the date that the opinion and 10b-5 statement is required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented. Notwithstanding the foregoing, if the Company subsequently decides to sell Securities following any Representation Date when the Company relied on such waiver and did not provide the Agent an opinion pursuant to this Section 8(p), then before the Company instructs an Agent to sell Securities pursuant to Section 2, the Company shall provide the Agent such opinion. As used in this Section 8(p), to the extent there shall be a sale of Securities on or following any Representation Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(q) Opinion of Tax Counsel. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to an Agent as principal on a Settlement Date, and as promptly as possible and in no event later than three (3) Trading Days after each Representation Date with respect to which each of the Company and the Manager is obligated to deliver a certificate in the form attached as Exhibits D-1 and D-2, respectively, hereto for which no waiver is applicable, the Company shall cause to be furnished to the Agent a written opinion of Hunton Andrews Kurth LLP, tax counsel for the Company, in form and substance satisfactory to the Agent and its counsel, substantially similar to the form attached hereto as Exhibit G, dated the date that the opinion is required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented.

(r) Maryland Counsel Legal Opinion. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to an Agent as principal on a Settlement Date, and as promptly as possible and in no event later than three (3) Trading Days after each Representation Date with respect to which each of the Company and the Manager is obligated to deliver a certificate in the form attached as Exhibits D-1 and D-2, respectively, hereto for which no waiver is applicable, the Agent shall have received the favorable opinion of Venable LLP, Maryland counsel for the Company, dated the date that the opinion is required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish the Agent with a letter to the effect that the Agent may rely on a prior opinion delivered under this Section 8(r) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(s) Comfort Letters. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, each time Securities are delivered to an Agent as principal on a Settlement Date, and as promptly as possible and in no event later than three (3) Trading Days after each Representation Date with respect to which each of the Company and the Manager is obligated to deliver a certificate in the form attached as Exhibits D-1 and D-2, respectively, hereto for which no waiver is applicable, the Company shall cause its independent accountants to furnish the Agent a letter (a “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. Notwithstanding the foregoing, if the Company subsequently decides to sell Securities following any Representation Date when the Company relied on such waiver and a Comfort Letter pursuant to this Section 8(s) was not provided to the Agent, then promptly after the Company instructs the Agent to sell Securities pursuant to Section 2, the Agent shall be provided such Comfort Letter. As used in this Section 8(s), to the extent there shall be a sale of Securities on or following any Representation Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(t) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than the Agent; provided, however, that the Company may bid for and purchase shares of its Common Stock in accordance with Rule 10b-18 under the Exchange Act to the extent permissible under Regulation M.

(u) Compliance with Laws. The Company and each of its subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.

(v) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Securities as contemplated by the provisions hereof and the Prospectus.

(w) No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405) approved in advance in writing by the Company and the Agent in its capacity as principals or agents hereunder, the Company (including its agents and representatives, other than the Agent as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by the Agent as principals or agents hereunder.

(x) [Reserved]

(y) Qualification and Taxation as a REIT. The Company will use its best efforts to continue to qualify for taxation as a REIT under the Code for its taxable year ending December 31, 2025, and thereafter, and will not take any action to revoke or otherwise terminate the Company’s REIT election, unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to be so qualified.

(z) Renewal of Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective date of the Registration Statement (the “Renewal Date”). If, immediately prior to the Renewal Date, this Agreement has not terminated and a prospectus is required to be delivered or made available by the Agent under the Securities Act or the Exchange Act in connection with the sale of such Securities, the Company will, prior to the Renewal Date, file, if it has not already done so, a new shelf registration statement or, if applicable, an automatic shelf registration statement relating to such Securities, and, if such registration statement is not an automatic shelf registration statement, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Date, and will take all other reasonable actions necessary or appropriate to permit the public offer and sale of such Securities to continue as contemplated in the expired registration statement relating to such Securities. References herein to the “Registration Statement” shall include such new shelf registration statement or automatic shelf registration statement, as the case may be filed by the Company for the purpose of registering the Securities to be sold pursuant to this Agreement.

(aa) Rights to Refuse Purchase. If, to the knowledge of the Company, all filings required by Rule 424 under the Securities Act in connection with the offering of the Securities shall not have been made or the representations and warranties of the Company in Section 5 hereof shall not be true and correct on any applicable Settlement Date, the Company will offer to any person who has agreed to purchase Securities from the Company as a result of an offer to purchase solicited by the Agent the right to refuse to purchase and pay for such Securities.

SECTION 9	PAYMENT OF EXPENSES.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Agent, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Securities to the Agent, (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company, (iv) the reasonable fees and expenses of Agent including but not limited to the reasonable fees and expenses of the counsel to the Agent, payable upon the execution of this Agreement, (a) in an amount not to exceed $75,000 in connection with the execution of this Agreement, (b) in an amount not to exceed $10,000 in connection with each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 8(o) for which no waiver is applicable and excluding the date of this Agreement, and (c) in an amount not to exceed $15,000 for each program “refresh” (filing of a new registration statement, prospectus or prospectus supplement relating to the Placement Shares and/or an amendment of this Agreement) executed pursuant to this Agreement, which, for the avoidance of doubt, shall not be due if reimbursement is required under the immediately preceding clause, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 8(e) hereof, (vi) the printing and delivery to the Agent of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agent to investors, (vii) the fees and expenses of the custodian and the transfer agent and registrar for the Securities, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Agent in connection with, the review by FINRA of the terms of the sale of the Securities up to an aggregate amount not to exceed $5,000) and (ix) the fees and expenses incurred in connection with the listing of the Securities on Nasdaq.

(b) Termination of Agreement. If this Agreement is terminated by any Agent in accordance with the provisions of Section 10 or Section 14(a)(i) or (iii) (with respect to the first clause only) hereof, the Company shall reimburse the Agent for all reasonable, accountable out of pocket expenses not already reimbursed pursuant to Section 9(a), including reasonable fees and disbursements of counsel actually incurred by the Agent in connection with the transactions contemplated by this Agreement, unless Securities having an aggregate offering price of $10,000,000 or more have previously been offered and sold under this Agreement; provided, however, that such expenses shall not exceed an aggregate amount under this Agreement of $25,000.

SECTION 10	CONDITIONS OF THE OBLIGATIONS OF THE AGENT.

The obligations of the Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement shall have become effective and shall be available for (i) all sales of Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Securities contemplated to be issued by any Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact, that in the Agent’s opinion is material, or omits to state a fact, that in the Agent’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change to the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company, the Manager and each of their subsidiaries taken as a whole.

(e) Opinion of Counsel for Company. The Agent shall have received the favorable opinions of Hunton Andrews Kurth LLP, required to be delivered pursuant to Section 8(p) on or before the date on which such delivery of such opinion is required pursuant to Section 8(p).

(f) Opinion of Tax Counsel for Company. The Agent shall have received the favorable opinions of Hunton Andrews Kurth LLP, required to be delivered pursuant to Section 8(q) on or before the date on which such delivery of such opinion is required pursuant to Section 8(q).

(g) Opinion of Maryland Counsel for the Company. The Agent shall have received the favorable opinions of Venable LLP, required to be delivered pursuant to Section 8(r) on or before the date on which such delivery of such opinion is required pursuant to Section 8(r).

(h) Opinion of Counsel for the Agent. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and each time Securities are delivered to an Agent as principal on the Settlement Date, as promptly as possible and in no event later than three (3) Trading Days after each Representation Date with respect to which no waiver is applicable, the Agent shall have received the favorable opinion of Greenberg Traurig, LLP, counsel for the Agent, dated the date the opinion is required to be delivered, in customary form and substance satisfactory to the Agent, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Greenberg Traurig, LLP may rely as to matters involving the laws of the State of Maryland upon the opinion of Venable LLP referred to in Section 8(r).

(i) Representation Certificate. The Agent shall have received the certificates required to be delivered pursuant to Section 8(o) on or before the date on which delivery of such certificates is required pursuant to Section 8(o).

(j) Accountant’s Comfort Letter. The Agent shall have received the Comfort Letter required to be delivered pursuant to Section 8(s) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 8(s).

(k) Approval of Listing. The Placement Securities shall have been approved for listing on Nasdaq, subject only to official notice of issuance.

(l) No Suspension. Trading in the Securities shall not have been suspended on Nasdaq.

(m) Additional Documents. On each date on which each of the Company and the Manager is required to deliver a certificate pursuant to Section 8(o), counsel for the Agent shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

(n) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(o) Termination of Agreement. If any condition specified in this Section 10 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Agent in its sole discretion by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 9 hereof and except that, in the case of any termination of this Agreement, Sections 5, 6, 11, 12, 13 and 22 hereof shall survive such termination and remain in full force and effect.

SECTION 11	INDEMNIFICATION.

(a) Indemnification by the Company.

(1) Subject to the limitations of this Section 11, the Company agrees to indemnify and hold harmless the Agent, the directors, officers, employees, affiliates and agents of the Agent, and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus or in any amendment or supplement thereto, any “issuer information” filed or required to be filed pursuant to Rule 433(d), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; except with respect to (i) or (ii) to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of the Agent, expressly for use in connection therewith. This indemnification shall be in addition to any liability that the Company may otherwise have.

(2) If any action or claim shall be brought against the Agent or any person controlling the Agent in respect of which indemnity may be sought against the Company, the Agent or such controlling person shall promptly notify in writing the party(s) against whom indemnification is being sought (the “indemnifying party” or “indemnifying parties”), and such indemnifying party or parties shall assume the defense thereof, including the employment of counsel reasonably acceptable to the Agent or such controlling person and the payment of all reasonable fees of and expenses incurred by such counsel. The Agent or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Agent or such controlling person, unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Agent or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both the Agent or such controlling person and the indemnifying party(s), and the Agent or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Agent that may not be available to the Company, or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of the Agent or such controlling person (but the Company shall not be liable for the fees and expenses of more than one counsel for the Agent and such controlling persons)). The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless the Agent and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the first paragraph of this Section 11.

(b) Indemnification by the Agent. The Agent agrees to indemnify and hold harmless the Company, its directors and its officers who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Agent, but only with respect to information furnished in writing by or on behalf of the Agent expressly for use in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company or any of its directors, any of its officers or any such controlling person based on the Registration Statement, the Prospectus or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Agent pursuant to this Section 11(b), the Agent shall have the rights and duties given to the Company by Section 11(a)(2) (except that if the Company shall have assumed the defense thereof the Agent shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Agent), and the Company, its directors, its officers and any such controlling persons, shall have the rights and duties given to the Agent by Section 11(a)(2).

(c) Settlement. In any event, (i) the Company will not, without the prior written consent of the Agent, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Agent or any person who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of the Agent and such controlling persons from all liability arising out of such claim, action, suit or proceeding and (ii) the Agent will not, without the prior written consent of the Company, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder unless such settlement, compromise or consent includes an unconditional release of the Company from all liability arising out of such claim, action, suit or proceeding.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 11, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 11 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 12	CONTRIBUTION.

If the indemnification provided for in Section 11 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Agent, on the other hand, from the offering and sale of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company on the one hand, and the Agent, on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Agent, on the other hand, in connection with the applicable offering of Securities, shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company, on the one hand, bear to the total commissions received by the Agent in connection with the applicable offering of Securities, on the other hand. The relative fault of the Company on the one hand, and the Agent on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or by the Agent on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 12 was determined by a pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 12, no Agent shall not be required to contribute any amount in excess of the amount of the commissions received by it in connection with the Securities sold by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Any Damages for which an indemnified party is entitled to indemnification or contribution under Section 11 or this Section 12 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in Section 11 and this Section 12 shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Agent or any person controlling the Agent, the Company and its directors, its officers or any person controlling the Company, (ii) acceptance of any Securities and payment therefor hereunder and (iii) any termination of this Agreement. A successor to the Agent or any person controlling the Agent or to either of the Company, its directors, its officers or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in Section 11 and this Section 12.

The remedies provided for in Section 11 and this Section 12 are not exclusive and shall not limit any rights or remedies that otherwise may be available to any indemnified person at law or in equity.

SECTION 13	REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Manager submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent or any of its Affiliates or selling agents, any person controlling the Agent or their respective officers or directors, or by or on behalf of the Company, the Manager or any person controlling the Company or the Manager, respectively, and shall survive delivery of the Securities to the Agent and shall survive delivery and acceptance of the Securities and payment therefor or any termination of this Agreement.

SECTION 14	TERMINATION OF AGREEMENT.

(a) Termination; General. The Agent, in its sole discretion, may terminate this Agreement, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the properties, earnings, business affairs or business prospects of the Company and each of its subsidiaries whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof, any acts of terrorism involving the United States or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the sole judgment of the Agent, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (iii) if trading in the Securities has been suspended or materially limited by the Commission or Nasdaq, or (iv) if trading generally on Nasdaq or the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Termination by the Company. Subject to Section 14(f) hereof, the Company shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c) Termination by the Agent. Subject to Section 14(f) hereof, Agent, in its sole discretion, shall have the right to terminate this Agreement at any time after the date of this Agreement.

(d) Automatic Termination. Unless earlier terminated pursuant to this Section 14, this Agreement shall automatically terminate upon the issuance and sale of Securities through the Agent on the terms and subject to the conditions set forth herein with an aggregate Sales Price equal to the Maximum Amount.

(e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 14(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties.

(f) Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Securities, such Securities shall settle in accordance with the provisions of this Agreement.

(g) Liabilities. If this Agreement is terminated pursuant to this Section 14, such termination shall be without liability of any party to any other party except as provided in Section 9 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 11, Section 12, Section 13, Section 22 and Section 23 hereof shall survive such termination and remain in full force and effect.

SECTION 15	NOTICES.

Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

(a) Notices to the Agent shall be directed to:

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Attention: General Counsel, Investment Banking

Email: GEIBLegal@raymondjames.com

with a copy to:

Greenberg Traurig, LLP

One Vanderbilt Avenue

New York, NY 10017

Attention: Joseph A. Herz, Esq. and Win Rutherfurd, Esq.

Email: HerzJ@gtlaw.com; rutherfurdw@gtlaw.com

(b) Notices to the Company or the Manager shall be directed to:

Sunrise Realty Trust, Inc.

525 Okeechobee Blvd., Suite 1650

West Palm Beach, FL, 33401

Attention: Brian Sedrish, Chief Executive Officer

Email: bsedrish@thetcg.com

with a copy to:

Hunton Andrews Kurth LLP

2200 Pennsylvania Avenue, NW

Washington, DC 20037

Attention: Robert K. Smith, Esq. and Kate Saltz, Esq.

Email: RSmith@hunton.com; ksaltz@hunton.com

SECTION 16	PARTIES.

This Agreement shall inure to the benefit of and be binding upon the Agent, the Company, the Manager and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company, the Manager and their respective successors and the controlling persons and officers, directors, employees or affiliates referred to in Sections 11 and 12 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agent, the Company, the Manager and their respective successors, and said controlling persons and officers, directors, employees or affiliates and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Agent shall be deemed to be a successor by reason merely of such purchase.

SECTION 17	ADJUSTMENTS FOR STOCK SPLITS.

The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

SECTION 18	GOVERNING LAW AND TIME.

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19	EFFECT OF HEADINGS.

The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 20	RESEARCH ANALYST INDEPENDENCE.

The Company acknowledges that (a) the Agent’s research analysts and research department are required to be independent from its investment banking division and are subject to certain regulations and internal policies and (b) the Agent’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Common Stock and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Agent with respect to any conflict of interest that may arise from the fact that the views expressed by the Agent’s independent research analysts and research department may be different from or inconsistent with the views or advice communicated to the Company by the Agent’s investment banking division. The Company acknowledges that the Agent is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.

SECTION 21	PERMITTED FREE WRITING PROSPECTUSES.

The Company represents, warrants and agrees that, unless it obtains the prior consent of the Agent and the Agent represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Agent or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit E hereto are Permitted Free Writing Prospectuses.

SECTION 22	ABSENCE OF FIDUCIARY RELATIONSHIP.

Each of the Company and the Manager acknowledges and agrees that:

(a) the Agent is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship among the Company, the Manager or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not the Agent has advised or is advising the Company or the Manager on other matters, and the Agent has no obligation to the Company or the Manager with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) the public offering price of the Securities set forth in this Agreement was not established by the Agent;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) no Agent has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e) it is aware that the Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Manager and the Agent has no obligation to disclose such interests and transactions to the Company or the Manager by virtue of any fiduciary, advisory or agency relationship or otherwise;

(f) the Agent and its affiliates may engage in trading in the Common Stock for their own account or for the account of its clients at the same time as sales of the Securities occur pursuant to this Agreement; and

(g) it waives, to the fullest extent permitted by law, any claims it may have against the Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Agent shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of the Company or the Manager, including the respective employees or creditors of the Company and the Manager.

SECTION 23	CONSENT TO JURISDICTION.

Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 24	PARTIAL UNENFORCEABILITY.

The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 25	WAIVER OF JURY TRIAL.

TO THE EXTENT PERMITTED BY LAW, Each of THE COMPANY, THE MANAGER AND THE AGENT VOLUNTARILY AND IRREVOCABLY waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of THIS AGREEMENT.

SECTION 26	COUNTERPARTS.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 27	ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS.

This Agreement (including all schedules and exhibits attached hereto, and Placement Notices issued pursuant hereto, any contemporaneous side letters and any prior engagement letters between the Company and the Agent) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agent. Any provision or requirement of this Agreement may be waived or amended in any respect by a writing signed by the parties hereto. No waiver or amendment shall be enforceable against any party hereto unless in writing and signed by the party against which such waiver is claimed. A waiver of any provision or requirement of this Agreement shall not constitute a waiver of any other term and shall not affect the other provisions of this Agreement. A waiver of a provision or requirement of this Agreement will apply only to the specific circumstances cited therein and will not prevent a party from subsequently requiring compliance with the waived provision or requirement in other circumstances.

SECTION 28	RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES.

(a) In the event that an Agent is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that an Agent is a Covered Entity or a BHC Act Affiliate of the Agent and becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 28:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

1.	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

2.	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

3.	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Manager a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement by and among the Agent, the Company and the Manager in accordance with its terms.

Very truly yours,

The Company

SUNRISE Realty Trust, Inc.

By:	/s/ Brian Sedrish
Name:	Brian Sedrish
Title:	Chief Executive Officer

The Manager

SUNRISE MANAGER LLC

By:	/s/ Leonard M. Tannenbaum
Name:	Leonard M. Tannenbaum
Title:	Manager

CONFIRMED AND ACCEPTED,
as of the date first above written:

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Steven Loffman
Name:	Steven Loffman
Title:	Authorized Representative

[Signature Page to the 2025 Equity Distribution Agreement]

EXHIBIT A

Form of Placement Notice

_______________ ____, 20__

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Attention:	Jeanna Bryan, Jeff Fordham, David Paris and Sean Wolf

Email:	ATMs@raymondjames.com

Reference is made to the Equity Distribution Agreement, by and among Sunrise Realty Trust, Inc., a Maryland corporation (the “Company”), Sunrise Manager LLC, a Delaware limited liability company, and Raymond James & Associates, Inc., dated as of August 13, 2025 (the “Equity Distribution Agreement”). Capitalized terms used in this Placement Notice without definition shall have the respective definitions ascribed to them in the Equity Distribution Agreement. This Placement Notice relates to an “Issuance”. The Company confirms that all conditions to the delivery of this Placement Notice are satisfied as of the date hereof.

The Company represents and warrants that each representation, warranty, covenant and other agreement of the Company contained in the Equity Distribution Agreement is true and correct on the date hereof, and that the Prospectus, including the documents incorporated by reference therein, and any applicable Issuer Free Writing Prospectus, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Number of Days in Issuance Selling Period:

First Date of Issuance Selling Period:

Maximum Number of Securities to be Sold:

Issuance Amount: $

Floor Price (Adjustable by Company during the Issuance Selling Period, and in no event less than $[●] per share): $       per share

A-1

EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

Sunrise Realty Trust, Inc.

Name	Email

Raymond James & Associates, Inc.

Name	Email

B-1

EXHIBIT C

COMPENSATION

The Agent shall be paid compensation at a mutually agreed rate, not to exceed 2.0% of the gross sales price of Securities pursuant to the terms of this Agreement.

C-1

EXHIBIT D-1

OFFICERS’ CERTIFICATE OF THE COMPANY

SUNRISE REALTY TRUST, inc.
OFFICERS’ CERTIFICATE

August 13, 2025

In connection with the Equity Distribution Agreement, dated August 13, 2025 (the “Equity Distribution Agreement”), by and between Sunrise Realty Trust, Inc., a Maryland corporation (the “Company”), Sunrise Manager LLC, a Delaware limited liability company, Raymond James & Associates, Inc., (the “Agent”), each of the undersigned duly authorized officers of the Company hereby certifies on behalf of the Company and not individually to the Agent pursuant to Section 8(o) of the Equity Distribution Agreement that:

The representations and warranties of the Company in Section 5 of the Equity Distribution Agreement are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date;

The Company has complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied pursuant to the Equity Distribution Agreement at or prior to the date hereof (other than those conditions waived by the Agents);

Since the respective dates of which information is given in the Prospectus, there has been no Material Adverse Effect; and

No stop order suspending the effectiveness of the Registration Statement or order suspending or preventing the use of the Prospectus has been issued by any governmental agency or authority and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the undersigned, are contemplated by any governmental agency or authority.

Each of Hunton Andrews Kurth LLP, counsel to the Company, Venable LLP, Maryland counsel to the Company, and Greenberg Traurig, LLP, counsel to the Agent, is entitled to rely upon this certificate in connection with the respective opinions given by such firms pursuant to Sections 8(p), 8(q), 8(r) and 10(h) of the Equity Distribution Agreement.

Capitalized terms used herein but not otherwise defined have the meanings set forth in the Equity Distribution Agreement.

[Signature Page Follows]

D-1-1

IN WITNESS WHEREOF, the undersigned have executed this Officers’ Certificate as of the date first set forth above.

By:
Name:
Title:

By:
Name:
Title:

D-1-2

EXHIBIT D-2

OFFICERS’ CERTIFICATE OF THE MANAGER

SUNRISE MANAGER llc

OFFICER’s CERTIFICATE

August 13, 2025

The undersigned, the manager of Sunrise Manager LLC, a Delaware limited liability company (the “Manager”), pursuant to Section 8(o) of the Equity Distribution Agreement, dated as of August 13, 2025 (the “Equity Distribution Agreement”), by and among Sunrise Realty Trust, Inc., a Maryland corporation, the Manager and Raymond James & Associates, Inc. (the “Agent”), hereby certifies that he is authorized to execute this Officer’s Certificate in the name and on behalf of the Manager. The undersigned also hereby certifies on behalf of the Manager and not individually that:

the representations and warranties of the Manager in Section 6 of the Equity Distribution Agreement are true and correct on and as of the date hereof with the same effect as if made on the date hereof unless the representation or warranty is given as of a specified date; and

the Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Equity Distribution Agreement at or prior to the date hereof in all material respects.

Each of Hunton Andrews Kurth LLP, counsel to the Company, Venable LLP, Maryland counsel to the Company, and Greenberg Traurig, LLP, counsel to the Agent, is entitled to rely upon this certificate in connection with the respective opinions given by such firms pursuant to Sections 8(p), 8(q), 8(r) and 10(h) of the Equity Distribution Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Equity Distribution Agreement.

[Signature page follows]

D-2-1

IN WITNESS WHEREOF, I have hereunto set my hands as of the date first written above.

By:
Name:
Title:

D-2-2

EXHIBIT E

PERMITTED FREE WRITING PROSPECTUS

None.

E-1

EXHIBIT F

FORM OF CORPORATE OPINION

F-1

EXHIBIT G

FORM OF TAX OPINION

G-1